The Commonwealth of Massachusetts

                Office of the Massachusetts Secretary of State
                        Michael J. Connolly, Secretary
               One Ashburton Place, Boston, Massachusetts 02108

                           ARTICLES OF ORGANIZATION
                            (Under G.L. Ch. 156B)

                                Article I


                      The name of the corporation is:

                        Universal Industries, Inc.


                                Article II

     The purpose of the corporation is to engage in the following business activities:

          To engage in the importing and distribution of caps, gloves and other apparel items as well as any other lawful purpose for which a corporation may be organized under Massachusetts General Laws Chapter 156B


                                ARTICLE III

     Kind of Stock:      Common (See following).
                         Preferred (See following).

     The total number of shares of all classes of stock which the Company shall have authority to issue is 3,940, consisting solely of:

     1,400 shares of preferred stock, $.01 par value per share (the "Preferred Stock");

     1,100 shares of Class A voting common stock, $.01 par value per share (the "Class A Common Stock");

     1,000 shares of Class B non-voting common stock, $.01 par value per share (the "Class B Common Stock")

     340 shares of Class C voting common stock, $.01 par value per share (the "Class C Common Stock"); and

     100 shares of Class D non-voting common stock, $.01 par value per share (the "Class D Common Stock").


                                ARTICLE IV

     The following is a statement of the designations, powers, privileges and rights, and the qualifications, limitations and restrictions, in respect of each class of capital stock of the Company.

     As used in this Article IV:

     "Common Stock" means, collectively, the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock.

     "Default Period" means that period commencing on delivery to the Company at its principal office of a Special Rights Notice, and ending on the first to occur of (a) the last day of the first full fiscal quarter of the Company thereafter during which no event of Default exists, or (b) the seventh anniversary of delivery of a Special Rights Notice.

     "Event of Default" means any one or more of the following events: (a) the Company shall have failed to pay the full quarterly dividend with respect to each share of Preferred Stock provided in part A, Section 1.1(a) of this Article IV; (b) the Company shall have failed to redeem any shares of Preferred Stock within 90 days of the mandatory redemption date therefor set forth in Part A, Section 1.5(a) of this Article IV; (c) the Company shall have failed to pay when due the Repurchase Price for any Common Shares (as such terms are defined in the Securities Purchase Agreement), pursuant to Section 10 of the Securities Purchase Agreement; (d) the Company shall have failed to comply with any of the financial covenants contained in Sections 6.15, 6.16 or 6.17 of the Securities Purchase Agreement; or (e) there shall have occurred an Event of Default (as defined in the Securities Purchase Agreement) under any of Sections 9.1(f) or 9.1(h) of the Securities Purchase Agreement.

     "Liquidation Value" of the Preferred Stock will be $1,000 per share, subject to adjustment pursuant to Part A, Section 1.2 of this Article IV and to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock.

     "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     "Preferred Dividend Rate" means with respect to and during any period specified in the table below, the percentage set forth such opposite the period in such table:

               Period                   Percentage

     October 1, 1991 through and
       including September 30, 1993          6%

     October 1, 1993 through and
       including September 30, 1996          10%

     October 1, 1996 and at all
       times thereafter                      12%

     "Qualified Public Offering" shall mean, in relation to the Company, the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Class A Common Stock in which (a) not less than $15,000,000 of gross proceeds from such public offering shall be received by the Company for the account of the Company; and (b) each of the underwriters participating in such public offering shall be obligated to buy on a "firm commitment" basis all shares of Class A Common Stock which such underwriters shall have agreed to distribute.

     "Redemption Date" as to any share of Preferred Stock, means the date specified in the notice of any redemption at the Company's option or the applicable date specified herein in the case of any mandatory redemption.

     "SBIC Plan" means a written plan prepared for the purpose of complying with the requirements of 13 CFR 107.801(d) (or any successor rule or regulation promulgated by the Small Business Administration pursuant to the Small Business Investment Act of 1958, as amended) to be filed with the Small Business Administration and with the records of the Company, as provided in such regulation or any successor thereto.

     "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of October 13, 1988, between the Company and BancBoston Ventures Inc., as the same shall be amended and in effect from time to time.

     "Special Rights Notice" means a written notice delivered to the Company at its principal office by holders of not less than 51% of the then outstanding Class C Common Stock stating that an Event of Default has occurred and is continuing and specifying the nature of such default.

     "Subsidiary" means any person of which the Company or other specified person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

A.   PREFERRED STOCK.

1.   Terms Applicable to Preferred Stock.

     a.   Dividends.

     (1) When and as declared by the Company's Board of Directors and to the extent permitted under the General Corporation Law of Massachusetts, the Company will pay preferential dividends to the holders of the Preferred Stock as provided in this Section 1.1. From and after September 30, 1991 dividends on each share of Preferred Stock will accrue cumulatively on a daily basis at the Preferred Dividend Rate in effect from time to time on the Liquidation Value thereof, and from and after the end of any calendar quarter at the rate of an additional 2% per annum on all dividends accrued during such quarter but not paid at the end of such quarter, from and including the later to occur of September 30, 1991 or the date of issuance of such share, to and including the date on which the Liquidation Value (plus all accrued but unpaid dividends thereon) of such share is paid. Dividends will be payable in equal quarterly installments in arrears on the last business day of each March, June, September and December of each year, commencing December 1991. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The date on which the Company initially issues any shares of Preferred Stock will be deemed to be its "date of issuance", regardless of the number of times transfer of such share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such share no dividends or other distributions will be paid, declared or set apart with respect to the Common Stock or any other shares of capital stock of the Company ranking on liquidation junior to the Preferred Stock (together with the Common Stock, "Junior Stock") unless all accrued but unpaid dividends on the Preferred Stock shall have been paid.

     (2) If at any time the Company pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment will be distributed ratably among the holders of the Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of Preferred Stock held by each such holder.

     b. Liquidation Value. On each day during the period from October 1, 1988 through September 30, 1991 the Liquidation Value shall be increased at the rate of 6% per annum, compounded daily.

     c.   Liquidation.

     (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each such event being hereafter referred to as a "Liquidation"), the holders of Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Junior Stock, an amount in cash equal to the aggregate Liquidation Value (plus all accrued but unpaid dividends) of all shares of Preferred Stock outstanding, and the holders of Preferred Stock will not be entitled to any further payment.
If, upon any Liquidation, the Company's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued but unpaid dividends) of the preferred Stock held by each such holder. The Company will mail written notice of any Liquidation not less than 30 days prior to the payment date stated therein to each record holder of Preferred Stock. The following will be deemed to be Liquidations for the purposes of this Section 1.3: (a) the consolidation or merger of the Company into any other corporation or corporations, (b) the sale or transfer by the Company of all or any substantial portion of its assets, (c) the exercise by any holder of Common Stock of such holder's put rights pursuant to Section 10.6 of the Securities Purchase Agreement.

     (2) After the payment of all preferential amounts required to be paid to the holders of Preferred Stock and any other class or series of stock of the Company ranking on liquidation on a parity with the Preferred Stock, the holders of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders.

     d.   Voting Rights.

     (1)  Except as otherwise required by law or as set forth below in
Section 1.4(b), the Preferred Stock will have no right to vote on any matter submitted to stockholders of the Company for vote, consent or approval.

     (2) The Company will not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock so as to affect adversely the Preferred Stock without the written consent or affirmative vote of the holders of at least two thirds of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the increase in the number of authorized shares of Preferred Stock or the authorization or issuance of any series of Preferred Stock with preference or priority over the Preferred Stock as to the right to receive either dividends or amounts distributable upon a Liquidation of the Company shall be deemed to affect adversely the Preferred Stock.

     e.   Redemptions.

     (1) The Company will redeem all outstanding shares of Preferred Stock, at a price per share equal to the Liquidation Value thereof (plus all accrued but unpaid dividends), on September 30, 2000. The Company will mail written notice of a redemption pursuant to this Section 1.5(a) to each record holder of Preferred Stock not more than 60 nor less than 30 days prior to the date on which such redemption is to occur. Notwithstanding the foregoing, if any share of Preferred Stock is not redeemed on the date on which redemption of such share is to occur, the price at which such share of Preferred Stock will be redeemed shall be increased by an amount of interest equal to 12% per annum, compounded daily, accruing from the date on which such redemption was to occur to the date on which such share actually shall be redeemed.

     (2) The Company may, subject to the terms of its credit agreements, at any time redeem all or any portion of the Preferred Stock then outstanding at a price per share equal to the Liquidation Value thereof (plus all accrued but unpaid dividends thereon). No redemption pursuant to this paragraph may be made for less than an aggregate of 100 shares (or such lesser number of shares of Preferred Stock then outstanding). The Company will mail written notice of a redemption pursuant to this Section 1.5(b) to each record holder of Preferred Stock not more than 60 nor less than 30 days prior to the date on which such redemption is to occur. In case fewer then the total number of shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares of Preferred Stock.

     (3) For each share of Preferred Stock which is to be redeemed, the Company will be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Company's principal office of the certificate representing such share of Preferred Stock endorsed to the Company), in immediately available funds, an amount equal to the Liquidation Value thereof (plus all accrued but unpaid dividends thereon). If the funds of the Company legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock ratably among the holders of such shares to be redeemed based upon the aggregate Liquidation Value of such shares (plus all accrued but unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Company are legally available for the redemption of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on any Redemption Date, but which it has not redeemed.

     (4) Except as otherwise provided herein, the number of shares of Preferred Stock to be redeemed from each holder thereof in redemptions hereunder will be the number of shares of Preferred Stock determined by multiplying the total number of shares of Preferred Stock to be redeemed by a fraction, the numerator of which will be the total number of shares of Preferred Stock then held by such holder and the denominator of which will be the total number of shares of Preferred Stock then outstanding.

     (5) No share of Preferred Stock is entitled to any dividends accruing after the earlier to occur of (i) the date on which the Liquidation Value (plus all accrued but unpaid dividends thereon) of such share is paid or
(ii) the date on which any share of Preferred Stock is to be redeemed and the Company has failed to redeem such share and as a result the redemption price begins to increase pursuant to the provisions of Section 1.5(a) hereof.

     (6) Any shares of Preferred Stock which are redeemed or otherwise acquired by the Company will be cancelled, and will not be reissued, sold or transferred.

     (7) Neither the Company nor any of its Subsidiaries will redeem or otherwise acquire any Preferred Stock except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock on the basis of the number of shares of Preferred Stock owned by each such holder.

B.   COMMON STOCK.

1.   Terms Applicable to Common Stock.

     a.   Dividend and Other Rights of Common Stock.

     (1) Except as specifically otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Company shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock, in shares of Class B Common Stock to holders of Class B Common Stock, in shares of Class C Common Stock to holders of Class C Common Stock and in shares of Class D Common Stock to holders of Class D Common Stock.

     (2) The holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and upon a liquidation of the Company, to share ratably in the assets of the Company available for distribution to the holders of Common Stock.

     b.   Voting Rights of Common Stock.

     (1) Except as otherwise provided by law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Company for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder. Except as otherwise provided by law, the holders of Class C Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Company for vote, consent or approval. Except as provided in Section 1.2(c) below, each holder of Class C Common Stock shall be entitled to one vote for each share of Class C Common Stock held of record by such holder, and holders of Class A Common Stock and Class C Common Stock shall vote together as a single class.

     (2) Except as otherwise provided by law, the holders of Class B Common Stock and the holders of Class D Common Stock shall have no right to vote on any matter submitted to stockholders of the Company for vote, consent or approval, and the Class B Common Stock and Class D Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

     (3) (i) So long as any Event of Default shall be continuing, the holders of not less than 51% of the then outstanding shares of Class C Common Stock shall be entitled to commence a Default Period by delivering to the Company, at its principal office, a Special Rights Notice. Upon delivery of a Special Rights Notice and during the resulting Default Period, each holder of Class C Common Stock shall be entitled to have 1000 votes for each share of Class C Common Stock held of record by such holder. During a Default Period, the holders of Class C Common Stock shall be entitled to the rights with respect to the election of directors set forth in Section 1.2(c)(ii) below and shall be entitled to vote as a single class with the holders of Class A Common Stock on all matters, other than the election or removal of directors, submitted to stockholders of the Company for vote, consent or approval. Within ten days after any delivery of a Special Rights Notice, the Board of Directors shall call a special meeting of stockholders for the election of directors and the approval of the SBIC Plan to be held upon not less than 15 nor more than 30 days notice to such holders. If such notice of meeting is not given within the ten days required above, those holders of Class C Common Stock delivering the Special Rights Notice may also call such meeting and shall be given access to the stock books and records of the Company for such purpose. At any meeting so called or at any other meeting held (or consent action taken) during a Default Period, holders of Class C Common Stock shall be entitled to the number of votes per share provided in this Section 1.2(c)(i) and the holders of a majority of the aggregate number of the then outstanding shares of Class C Common Stock present in person or by proxy, shall be sufficient to constitute a quorum.

          (ii) At any meeting of the stockholders for the purpose of election of directors called as provided in Section 1.2(c)(i) above, holders of Class C Common Stock, voting together as a separate class, shall be entitled to elect the smallest number of directors to the Board of Directors of the Company that shall constitute a majority of the authorized number of directors on the Board of Directors of the Company. In each such election, holders of Class C Common Stock shall vote together as a separate class and not with holders of Class A Common Stock; and holders of Class A Common Stock, voting as a separate class, shall be entitled to elect the remaining members of the Board of Directors. Upon the election by holders of Class C Common Stock of the directors they are entitled to elect as provided above, the terms of office of all persons who were previously directors of the Company shall immediately terminate.

          (iii) In case of any vacancy in the office of any director occurring among the directors elected by holders of Class C Common Stock pursuant to the provisions of the foregoing subsection (ii), the remaining directors elected by holders of Class C Common Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may, if permitted by law and subject to the provisions of subsection
(ii) above, elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant. Any director who shall have been elected by holders of Class C Common Stock (or by any directors so elected by directors elected by the holders of Class C Common Stock as provided in this section (iii)) may be removed during his term of office, either with or without cause, by, and only by, the affirmative vote of holders of Class C Common Stock given at a special meeting of such stockholders duly called for that purpose.

          (iv) In case of any vacancy in the office of any director occurring among the directors elected by holders of Class A Common Stock pursuant to the provisions of the foregoing subsection (ii), the remaining directors elected by holders of Class A Common Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may, if permitted by law and subject to the provisions of subsection
(ii) above, elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant. Any director who shall have been elected by holders of Class A Common Stock (or by any directors so elected by directors elected by the holders of Class A Common Stock as provided in this section (iii)) may be removed during his term of office, either with or without cause, by, and only by, the affirmative vote of holders of Class A Common Stock given at a special meeting of such stockholders duly called for that purpose.

          (v) The provisions of this Section 1.2(c) shall not be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Class C Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

2.   Conversion.

     (1) Conversion of Class B Common Stock. Subject to and upon compliance with the provisions of this Section, each record holder of Class B Common Stock is entitled at any time and from time to time to convert any and all of the shares of Class B Common Stock held by it into the same number of shares of Class A Common Stock.

     (2) Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this Section, each record holder of Class A Common Stock is entitled at any time and from time to time to convert any or all of the shares of Class A Common Stock held by it into the same number of shares of Class B Common Stock.

     (3) Conversion of Class C Common Stock. Subject to and upon compliance with the provisions of this Section, each record holder of Class C Common Stock is entitled at any time and from time to time to convert any or all of the shares of Class C Common Stock held by it into the same number of shares of Class B Common Stock.

     (4) Automatic Conversion. Upon the closing of a Qualified Public Offering, all shares of Class C Common Stock then issued and outstanding and all shares of Class D Common Stock then issued and outstanding shall be converted, without any further action by the holders thereof, into shares of Class A Common Stock.

     (5)  Conversion Procedure.

              (i) Each conversion of shares of Class B Common Stock, shares of Class C Common Stock, shares of Class A Common Stock or shares of Class D Common Stock will be effected by the surrender to the Company of the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank, with signatures guaranteed if reasonably requested by the Company, at the principal office of the Company (or such other office or agency of the Company as the Company may designate in writing to the holder or holders of the Common Stock) at any time during its usual business hours, and by the giving of written notice (except in the case of an automatic conversion upon the occurrence of a Qualified Public Offering) by the holder of such Class A Common Stock, Class B Common Stock or Class C Common Stock stating that such holder desires to convert all or a stated number of the shares of Class B Common Stock represented by such certificate or certificates into Class A Common Stock or to convert all or a stated number of the shares of Class A Common Stock or Class C Common Stock represented by such certificate or certificates into Class B Common Stock, which notice will also state the name or names (with addresses) and denominations in which the certificate or certificates for the Class A Common Stock or Class B Common Stock, as the case may be, will be issued and will include instructions for delivery thereof.

             (ii) Promptly after such surrender and the receipt of such written notice and statement, the Company will issue and deliver in accordance with such instructions the certificate or certificates for the Class A Common Stock or Class B Common Stock issuable upon such conversion. In addition, the Company will deliver to the converting holder a certificate representing any portion of the shares of Class B Common Stock, Class C Common Stock or Class A Common Stock which had been represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted. Such conversion, to the extent permitted by law, will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of such Class B Common Stock, Class C Common Stock or Class A Common Stock, as the case may be (or specified portion thereof), as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock or Class B Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock represented thereby.

            (iii) The Company will at all times (A) reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock as provided in this Section, such number of shares of Class A Common Stock as are then issuable upon the conversion of all then outstanding shares of Class B Common Stock into shares of Class A Common Stock hereunder, and (B) reserve and keep available out of its authorized but unissued shares of Class B Common Stock or its treasury shares of Class B Common Stock, solely for the purpose of issuance upon conversion of the Class A Common Stock and Class C Common Stock as provided in this Section, such number of shares of Class B Common Stock as are then issuable upon conversion of all then outstanding shares of Class A Common Stock and Class C Common Stock into shares of Class B Common Stock hereunder. Notwithstanding the foregoing, if, at any time, there shall be an insufficient number of authorized or treasury shares of Class A Common Stock available for issuance upon conversion of Class B Common Stock, or an insufficient number of authorized or treasury shares of Class B Common Stock available for issuance upon conversion of Class A Common Stock or Class C Common Stock, the Company will take all action necessary to propose and recommend to the shareholders of the Company that these Articles of Incorporation be amended to authorize additional shares in an amount sufficient to provide adequate reserves of shares for issuance upon such conversion, including that diligent solicitation of votes and proxies to vote in favor of such an amendment. All shares of Class A Common Stock and Class B Common Stock which are issuable upon conversion hereunder will, when issued, be duly and validly issued, fully paid and nonassessable.

             (iv) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock (and Class A Common Stock upon automatic conversion of Class C Common Stock or Class D Common Stock) and for shares of Class B Common Stock upon conversion of shares of Class A Common Stock and Class C Common Stock will be made without charge to any original holder of any shares of Common Stock for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such conversion and the related issuance of Class A Common Stock or Class B Common Stock; provided that the Company will not be required to pay any such taxes or costs which may be payable in respect of any such conversion by any other person or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered holder of the shares converted. Subject to applicable securities laws, the Company will not close its books against the transfer of any shares of Class A Common Stock, Class B Common Stock or Class C Common Stock.

C.   PROVISIONS OF COMMON APPLICATION.

     1.1. Registration of Transfer. The Company will keep at its principal office a register for the registration of Preferred Stock and Common Stock. Upon the surrender of any certificate representing Preferred Stock or Common Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock or Common Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock or Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and, with respect to Preferred Stock, dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, unless such issuance is made in connection with a transfer of Preferred Stock or Common Stock, in which case the transferring holder will pay all taxes arising from such transfer.

     1.2 Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity bond in such reasonable amount as the Company may determine (or, in the case of shares of Preferred Stock, or Common stock held by an institutional holder, of an unsecured indemnity satisfactory to the Company), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock or Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and, with respect to Preferred Stock, dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     1.3. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given when so mailed (a) to the Company, at its principal office, and (b) to any stockholder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).


                                 ARTICLE V

     The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                                   None


                                ARTICLE VI

     Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders. (If there are no provisions state "None".)

                       See Exhibit A attached hereto











Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                 Exhibit A


6A: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required from time to time by applicable law, this provision shall not eliminate the liability of a director, to the extent such liability is provided by applicable law, (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (c) under Section 61 or Section 62 of Business Corporation Law of the Commonwealth of Massachusetts, (d) for any transaction for which the director derived an improper personal benefit. No amendment to or repeal of this Article 6A shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

                                 ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall be no more than thirty days after the date of filing.

The information contained in ARTICLE VII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                               ARTICLE VIII

     a.   The post office address of the corporation IN MASSACHUSETTS is:


                    5 Industrial Drive
                    Mattapoisett, MA  02739



     b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:


NAME                         RESIDENCE                    POST OFFICE ADDRESS
President:               49 Mattapoisett Neck Rd.      5 Industrial Drive
 Kenneth A. Shwartz      Mattapoisett, MA  02739       Mattapoisett, MA  02739

Treasurer:               39 Beverly Street             5 Industrial Drive
 Merrill D. Shwartz      No. Dartmouth, MA  02747      Mattapoisett, MA  02739

Clerk:                   43 Washington Street          2700 Hospital Trust Tower
 John R. Higham          No. Kingstown, RI  02852      Providence, RI  02903

Director:                49 Mattapoisett Neck Rd.      5 Industrial Drive
 Kenneth A. Shwartz      Mattapoisett, MA  02739       Mattapoisett, MA  02739

Director:                39 Beverly Street             5 Industrial Drive
 Merrill Shwartz         No. Dartmouth, MA  02747      Mattapoisett, MA  02739


     c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

     d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:

                    Kenneth A. Shwartz
                    5 Industrial Drive
                    Mattapoisett, MA  02739

                                  ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 13th day of June, 1988.


/s/ John A. Soares, Jr.
John A. Soares, Jr.
________________________________________________________________

________________________________________________________________